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                                                                  Exhibit 10.24


                           Synta Pharmaceuticals Corp.
                               45 Hartwell Avenue
                               Lexington, MA 02421


April 18, 2005

Safi R. Bahcall, Ph.D.
[ADDRESS]

Dear Safi:

This letter agreement is to confirm our understanding with you with respect to your employment as President and Chief Executive Officer of Synta
Pharmaceuticals Corp. (hereinafter "Synta Pharmaceuticals" or the "Company"), reporting directly to the Board of Directors of the Company (the "Board").

1. EFFECTIVE DATE: The effective date of this agreement is the date that you accept the terms hereof as set forth on the signature page hereto.

2. BOARD MEMBERSHIP: While you continue to serve as President and Chief Executive Officer, the Board also agrees to nominate you for election as a director at each annual meeting of stockholders immediately preceding which your then current term as a director expires.

3. COMPENSATION: Your initial base salary will be $340,000 annually (the "Base Salary"); payable at a semi-monthly rate of approximately $14,167 (or otherwise in accordance with the Company's payroll practices as in effect from time to time), from which all applicable taxes and other customary employment-related deductions will be taken. The Base Salary may be subject to adjustment from time to time in the discretion of the Board or the Compensation Committee thereof.

For each fiscal year of the Company during the term of this agreement, the Board, or the Compensation Committee thereof, may, in its discretion, grant to you an option to purchase shares of the Company's common stock (the "Common Stock") under the Company's 2001 Stock Plan (the "Plan"), or any successor plan then in effect. The exercise price for any such option will be the fair market value per share of the Common Stock on the date of grant, and the other terms and conditions of such option will be as set forth in the Plan and in a written stock option agreement between you and the Company, evidencing such option. Each option will be an incentive stock option to the extent permissible under applicable law.

You will be eligible to receive annual performance based bonuses. Such bonus, if any, will be granted at the discretion of the Board, or the Compensation Committee thereof.

4. BENEFITS: As a full-time employee, you will be eligible to participate in certain Company-sponsored benefit plans to the same extent as, and subject to the same terms, conditions and



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limitations applicable to other executive officers of the Company. All benefits may be changed or modified from time to time at the Company's sole discretion.

5. TERMINATION AND SEVERANCE: Upon termination of your employment for any reason, you shall receive payment of (a) your Base Salary, as then in effect, through the date of termination of employment (the "Termination Date"), and (b) all accrued vacation, expense reimbursements and any other benefits (other than severance benefits, except as provided below) due to you through the Termination Date in accordance with established Company plans and policies or applicable law. In addition, in the event the Company terminates your employment without cause, you will be entitled to continue to receive your then-current Base Salary for a period equal to twenty-four (24) months, payable in accordance with the Company's normal payroll practices.

For purposes of this agreement, termination "without cause" shall include, but not be limited to, your resignation following a significant material diminution in your title, salary, duties or responsibilities by the Company. The preceding sentence notwithstanding, "cause" shall include (but is not limited to): (i) any substantial malfeasance or non-feasance of duty, (ii) any material breach by you of any of the terms of the Confidential Information Agreement and Non-Competition Agreement between you and the Company, (iii) any attempt by you to secure any improper personal profit in connection with the business of the Company or any of its affiliates, (iv) your conviction, or the entry of a pleading of guilty or nolo contendre by you to, any crime involving moral turpitude or any felony, or (v) any conduct substantially injurious or prejudicial to the business of the Company or its affiliates.

On the Termination Date, and as a condition to the receipt of the aforementioned severance payments, you shall execute and deliver to the Company your written release of the Company and its officers, directors, employees, security holders, agents, and representatives from any and all claims and causes of action against the Company arising in connection with your employment with the Company.

6. EMPLOYMENT PERIOD: Subject to the provision of severance payments as set forth in Section 5, your employment with the Company will be at-will, meaning that you will not be obligated to remain employed by the Company for any specified period of time; likewise, the Company will not be obligated to continue your employment for any specific period and may terminate your employment at any time, with or without cause.

7. CONTINGENCIES: This agreement and your employment with the Company is contingent upon your execution of the standard form of Non-Competition, Confidentiality and Inventions Agreement (a copy of which is attached hereto as EXHIBIT A).

8. JURISDICTION AND WAIVER: In the case of any dispute, this agreement shall be interpreted under the laws of the Commonwealth of Massachusetts. By accepting the terms of this agreement, you agree that any action, demand, claim or counterclaim in connection with any aspect of your employment with the Company, or any separation of employment (whether voluntary or involuntary) from the Company, shall be resolved in a court of competent jurisdiction in Massachusetts by a judge alone, and you knowingly waive and forever renounce your right to a trial before a civil jury.


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9. INSURANCE. The Company, in its sole discretion, may apply for and purchase key person life insurance on your life in an amount determined by the Company with the Company as beneficiary and one or more other policies of insurance insuring your life. You will submit to any medical or other examinations and execute and deliver any applications or other instruments in writing that are reasonably necessary to effectuate such insurance.

10. REPRESENTATIONS. You hereby represent and warrant to the Company that you understand this agreement, that you enter into this agreement voluntarily and that your employment under this agreement will not conflict with any legal duty owed by you to any other party, or with any agreement to which you are a party or by which you are bound, including, without limitation, any non-competition or non-solicitation provision contained in any such agreement. You will indemnify and hold harmless the Company and its officers, directors, employees, security holders, agents and representatives against loss, damage, liability or expense arising from any claim based upon circumstances alleged to be inconsistent with such representation and warranty.

11. ENTIRE AGREEMENT. This agreement, together with the other agreements specifically referred to herein, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this agreement will affect, or be used to interpret, change or restrict, the express terms and provisions of this agreement.

12. ASSIGNMENT. The Company may assign its rights and obligations hereunder to any person or entity that succeeds to all or substantially all of the Company's business or that aspect of the Company's business in which you are principally involved or to any Company Affiliate. You may not assign your rights and obligations under this agreement without the prior written consent of the Company, and any such attempted assignment by you without the prior written consent of the Company will be void.


Sincerely,

SYNTA PHARMACEUTICALS CORP.


/s/ Keith R. Gollust
----------------------------------
Keith R. Gollust
Chairman of the Board of Directors



Agreed to and accepted:


Name: /s/ Safi R. Bahcall                     Date: April 18, 2005
      ----------------------------                  --------------
      Safi R. Bahcall, Ph.D.


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                                                                     EXHIBIT A


                           Synta Pharmaceuticals Corp.
                               45 Hartwell Avenue
                               Lexington, MA 02421

April 18, 2005

Safi R. Bahcall, Ph.D.
[ADDRESS]

Dear Safi:

         This letter is to confirm our understanding with respect to (i) your agreement not to compete with Synta Pharmaceuticals Corp. or its subsidiaries or affiliates (collectively, the "Company") and (ii) your agreement to protect and preserve information and property which is confidential and proprietary to the Company (the terms and conditions agreed to in this letter shall hereinafter be referred to as the "Agreement"). You hereby acknowledge and agree that you are an "at-will" employee and that no provision of this Agreement shall be construed to create an express or implied employment contract, or a promise of employment for a specific period of time, and the Company expressly reserves the right to end your employment at any time, with or without notice or cause.

         In consideration of your employment by the Company, the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, we have agreed as follows:

         1. PROHIBITED COMPETITION AND SOLICITATION.

             (a) CERTAIN ACKNOWLEDGMENTS AND AGREEMENTS.

                     (i) We have discussed, and you recognize and acknowledge the competitive and proprietary aspects of the business of the Company.

                     (ii) You will devote your full time and efforts to the business of the Company and, during the period of your employment with the Company (the "Term") and for a period of twenty-four (24) months following termination of your employment (whether such termination is voluntary or involuntary), shall not participate, directly or indirectly, in any capacity, in any business which is competitive with the Company without the prior written consent of the Company. You acknowledge and agree that a business will be deemed competitive with the Company if it conducts research, performs any of the services or manufactures or sells any of the products provided or offered by the Company or if it performs any other services and/or engages in the production, manufacture, distribution or sale of any product that may be purchased in lieu of purchasing services performed or products produced,

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manufactured, distributed or sold by the Company within the Field of Interest
(as defined below) at any time during the period of your employment with the Company.

                     (iii) You further acknowledge and agree that, during the course of your employment with the Company, the Company will furnish, disclose or make available to you confidential and proprietary information related to the Company's business and that the Company may provide you with unique and specialized training. You also acknowledge that such confidential information and such training have been developed and will be developed by the Company through the expenditure by the Company of substantial time, effort and money and that all such confidential information and training could be used by you to compete with the Company.

             (b) NON-SOLICITATION. During the Term and for a period of twenty-four (24) months following termination of your employment, whether such termination is voluntary or involuntary, you shall not, without the prior written consent of the Company:

                     (i) either individually or on behalf of or through any third party, solicit, divert or appropriate or attempt to solicit, divert or appropriate, any customer of the Company with which you had any contact at any time during the Term, with the effect or intention of reducing or limiting the amount of business the customer does with the Company; or

                     (ii) either individually or on behalf of or through any third party, directly or indirectly, solicit, entice or persuade or attempt to solicit, entice or persuade any employees of or consultants to the Company (other than your spouse), who have been employees or consultants of the Company at any time during the Term, or who are employees at the time of the solicitation, to leave the services of the Company.

             (c) FIELD OF INTEREST. As used herein, the term "Field of Interest" means the research of, and/or the development, manufacture and sale of, any therapeutic or diagnostic product that is developed, manufactured or sold by the Company at any time during the Term, as documented in the bi-weekly scientific project reports or other scientific planning documents of the company (the "Scientific Reports") prepared by the Company during the Term. You hereby acknowledge and agree that the Field of Interest shall be assessed for purposes of this Agreement as of the date on which your employment with the Company terminates, which assessment shall include, without limitation, a review of the applicable Scientific Reports.

             (d) REASONABLENESS OF RESTRICTIONS. You further acknowledge and agree that (i) the activities which are prohibited by this Section 1 are narrow and reasonable in relation to the skills which represent your principal salable asset both to the Company and to your other prospective employers, and (ii) given the global nature of the Company's business, including its need to market its services and sell its products in a large geographic area in order to have a sufficient customer base to make the Company's business profitable, the geographic, length of time and substantive scope of the provisions of this
Section 1 are reasonable, legitimate and fair to you.

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             (e) SURVIVAL OF ACKNOWLEDGMENTS AND AGREEMENTS. Except as expressly set forth hereunder, your acknowledgments and agreements set forth in this
Section 1 shall survive the termination of your employment with the Company for the periods set forth above.

         2. PROTECTED INFORMATION.

             (a) CONFIDENTIALITY OBLIGATIONS. You shall at all times, both during the Term and thereafter, maintain in confidence and shall not, without the prior written consent of the Company, use, except in the course of performance of your duties for the Company, disclose or give to others any Confidential Information of the Company. As used herein, the term "Confidential Information" shall mean any information which is disclosed to or developed by you during the course of performing services for, or receiving training from, the Company, and is not generally available to the public, including but not limited to confidential information concerning business plans, customers, future customers, suppliers, licensors, licensees, partners, investors, affiliates or others, training methods and materials, financial information, sales prospects, client lists, Company Inventions (as defined in Section 3), or any other scientific, technical, trade or business secret or confidential or proprietary information of the Company or of any third party provided to you during the Term. In the event anyone not employed or otherwise engaged by the Company seeks information from you in regard to any such Confidential Information or any other secret or confidential work of the Company, or concerning any fact or circumstance relating thereto, you will promptly notify the chairman of the board of the Company.

             (b) LIMITED EXCEPTIONS. The restrictions in Section 2(a) hereof shall not apply to information that, as can be established by competent written records: (i) was publicly known at the time of the Company's communication thereof to you; (ii) becomes publicly known through no fault of yours subsequent to the time of the Company's communication thereof to you; (iii) was in your possession free of any obligation of confidence at the time of the Company's communication thereof to you; or (iv) is developed by you independently of and without reference to or use of any of the Company's Confidential Information. In the event that you are required by law, regulation or court order to disclose any of the Company's Confidential Information, you shall (i) first notify the Company of such disclosure requirement and (ii) furnish only that portion of the Confidential Information that is legally required and will exercise all reasonable efforts to obtain reliable assurances that confidential treatment will be accorded the Confidential Information

             (c) SURVIVAL OF ACKNOWLEDGMENTS AND AGREEMENTS. Except as expressly set forth hereunder, your acknowledgments and agreements set forth in this
Section 2 shall survive the termination of your employment with the Company.

         3. OWNERSHIP OF INTELLECTUAL PROPERTY IDEAS.

             (a) PROPERTY OF THE COMPANY. As used in this Agreement, the term "Inventions" shall mean all ideas, discoveries, creations, manuscripts and properties, innovations, improvements, know-how, inventions, designs, developments, apparatus, techniques, methods, biological processes, cell lines, laboratory notebooks and formulae, whether patentable, copyrightable or not, including all rights to obtain, register, perfect and enforce any of the

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foregoing. You hereby agree that any Inventions which you may conceive, reduce to practice or develop during the Term in connection with the business activities of the Company or otherwise within the Field of Interest, alone or in conjunction with any other party, whether during or out of regular business hours, and whether at the request or upon the suggestion of the Company, or otherwise (collectively, the "Company Inventions"), shall be the sole and exclusive property of the Company. You hereby assign to the Company all of your right, title and interest in and to all such Company Inventions and hereby agree that you shall not publish any of the Company Inventions without the prior written consent of the Company.

             (b) COOPERATION. During the Term, you agree that, without further compensation, you will disclose promptly to the Company in writing, all Company Inventions you conceive, reduce to practice or develop during the Term (or, if based on or related to any Confidential Information of the Company obtained by you during the Term, within one (1) year after the termination of your employment). You further agree that you will fully cooperate with the Company, its attorneys and agents in the preparation and filing of all papers and other documents as may be reasonably required to perfect the Company's rights in and to any of such Company Inventions, including, but not limited to, joining in any proceeding to obtain patents, copyrights, trademarks or other legal rights of the United States and of any and all other countries on such Company Inventions; PROVIDED, THAT, the Company will bear the expense of such proceedings (including all of your reasonable expenses). You further agree that any patent or other legal right covering any Company Invention so issued to you, personally, shall be assigned by you to the Company without charge by you. You further acknowledge that all original works of authorship made by you, whether alone or jointly with others within the scope of your employment and which are protectable by copyright are "works made for hire" within the meaning of the United States Copyright Act, 17 U.S.C. ss. 101, as amended, the copyright of which shall be owned solely, completely and exclusively by the Company. If any Company Invention is considered to be work not included in the categories of work covered by the United States Copyright Act, 17 U.S.C. ss. 101, as amended, such work shall be owned solely by, or hereby assigned or transferred completely and exclusively to, the Company. If the Company is unable because of your mental or physical incapacity or for any other reason, after reasonable effort, to secure your signature on any document or documents needed to obtain or enforce any patent, copyright, trademarks or any other rights covering Inventions or original works of authorship assigned by you to the Company as required above, you hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as your agent and attorney-in-fact, to act for and in your behalf and stead to execute and file any application or assignment and to do all other lawfully permitted acts to further the prosecution and issuance to the Company of patents, copyright registrations, trademark registrations or similar protections covering the Inventions with the same legal force and effect as if executed by you.


         4. PROVISIONS NECESSARY AND REASONABLE/BREACH/ATTORNEYS' FEES. You agree that (i) the provisions of Sections 1, 2 and 3 of this Agreement are necessary and reasonable to protect the Company's Confidential Information, Company Inventions, and goodwill and (ii) in the event of any breach of any of the covenants set forth herein, the Company would suffer substantial irreparable harm and would not have an adequate remedy at law for such breach. In recognition of the foregoing, you agree that in the event of a breach or threatened breach of any of these covenants, in addition to such other remedies as the Company may have at law, without posting

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any bond or security, the Company shall be entitled to seek and obtain equitable relief, in the form of specific performance, and/or temporary, preliminary or permanent injunctive relief, or any other equitable remedy which then may be available. The seeking of such injunction or order shall not affect the Company's right to seek and obtain damages or other equitable relief on account of any such actual or threatened breach. In the event the Company takes any court action with respect to your breach or threatened breach of this Agreement, and prevails in such action, you shall be obligated to reimburse the Company for its reasonable attorneys' fees and costs incurred in such action.

         5. DISCLOSURE TO FUTURE EMPLOYERS. You agree that you will provide, and that the Company may similarly provide in its discretion, a copy of the covenants contained in Sections 1, 2 and 3 of this Agreement to any business or enterprise which you may directly, or indirectly, own, manage, operate, finance, join, control or in which you participate in the ownership, management, operation, financing, or control, or with which you may be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise.

         6. REPRESENTATIONS REGARDING PRIOR WORK AND LEGAL OBLIGATIONS.

             (a) You represent that you have no agreement or other legal obligation with any prior employer or any other person or entity that restricts your ability to engage in employment discussions with, employment with, or to perform any function for, the Company.

             (b) You represent that you have been advised by the Company that at no time should you divulge to or use for the benefit of the Company, any trade secret or confidential or proprietary information of any previous employer. You acknowledge that you have not divulged or used any such information for the benefit of the Company.

             (c) You acknowledge that the Company is basing important business decisions on these representations, and affirm that all of the statements included herein are true.

         7. RECORDS. Upon termination of your employment relationship with the Company, you shall deliver to the Company any property of the Company which may be in your possession including products, materials, memoranda, notes, records, reports, or other documents or photocopies of the same.

         8. NO CONFLICTING AGREEMENTS. You hereby represent and warrant that you have no commitments or obligations inconsistent with this Agreement and you hereby agree to indemnify and hold the Company harmless against loss, damage, liability or expense arising from any claim based upon circumstances alleged to be inconsistent with such representation and warranty.

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         9. GENERAL.

             (a) NOTICES. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand,
(ii) made by telex, telecopy or facsimile transmission with confirmed receipt thereof (and with a copy of such telex, telecopy or facsimile, together with a copy of the confirmation sent to the recipient by regular U.S. mail on the next business day), (iii) sent by overnight courier, or (iv) sent by registered mail, return receipt requested, postage prepaid.

If to the Company:   Synta Pharmaceuticals Corp.
                     45 Hartwell Avenue
                     Lexington, MA  02421
                     Attn: Chairman of the Board

If to you:           To the address set forth on the signature page of
                     this Agreement.

         All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if made by telex, telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered mail, on the fifth business day following the day such mailing is made.

             (b) ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

             (c) MODIFICATIONS AND AMENDMENTS. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by the parties hereto.

             (d) WAIVERS AND CONSENTS. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

             (e) ASSIGNMENT. The Company may assign its rights and obligations hereunder to any person or entity that succeeds to all or substantially all of the Company's business or that

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aspect of the Company's business in which you are principally involved. Your rights and obligations under this Agreement may not be assigned by you without the prior written consent of the Company.

             (f) BENEFIT. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

             (g) GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts, without giving effect to the conflict of laws principles thereof.

             (h) JURISDICTION. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the Commonwealth of Massachusetts or of the United States of America. By execution and delivery of this Agreement, each of the parties hereto accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.

             (i) SEVERABILITY. The parties intend this Agreement to be enforced as written. However, (i) if any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a duly authorized court having jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law and (ii) if any provision, or part thereof, is held to be unenforceable because of the duration of such provision or the geographic area covered thereby, the Company and you agree that the court making such determination shall have the power to reduce the duration and/or geographic area of such provision, and/or to delete specific words and phrases ("blue-penciling"), and in its reduced or blue-penciled form such provision shall then be enforceable and shall be enforced.

             (j) HEADINGS AND CAPTIONS. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect the meaning or construction of any of the terms or provisions hereof.

             (k) NO WAIVER OF RIGHTS, POWERS AND REMEDIES. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other

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circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

             (l) COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         If the foregoing accurately sets forth our agreement, please so indicate by signing and returning to us the enclosed copy of this letter.

                                     Very truly yours,

                                     SYNTA PHARMACEUTICALS CORP.


                                 By: /s/ Keith R. Gollust
                                     ------------------------------------------
                                     Keith R. Gollust
                                     Chairman of the Board of Directors



Agreed to and accepted:

/s/ Safi R. Bahcall
---------------------------------
Name: Safi R. Bahcall, Ph.D.


---------------------------------

[ADDRESS]
---------------------------------
Address:

Date: April 18, 2005
      --------------